Exhibit 10.3

EIGHTH AMENDMENT
TO
SEVENTH AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

THIS EIGHTH AMENDMENT TO SEVENTH AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT (the "Amendment") made and entered into as of the 22 day of November, 2006, but with an Effective Date as defined hereinafter, by and among DIRECT GENERAL CORPORATION, a Tennessee corporation (the "Pledgor"), and FIRST TENNESSEE BANK NATIONAL ASSOCIATION, whose address is 165 Madison Avenue, Memphis, Tennessee 38103, Attention: Metropolitan Division (in its agency capacity being herein referred to as "Agent," and in its individual capacity as "FTBNA"), as agent for itself, and for CAPITAL ONE, N.A. (successor by merger to Hibernia National Bank), Baton Rouge, Louisiana ("Capital One"), and for U. S. BANK NATIONAL ASSOCIATION, St. Louis, Missouri ("U. S. Bank"), and for REGIONS BANK, Birmingham, Alabama ("Regions"), and for CAROLINA FIRST BANK, Greenville, South Carolina ("Carolina First"), and for JPMORGAN CHASE BANK, N.A., successor by merger to Bank One, N.A. (main office - Chicago, Illinois), Baton Rouge, Louisiana ("JPMorgan"), and for NATIONAL CITY BANK OF KENTUCKY, Louisville, Kentucky ("National City Bank"), and for FIFTH THIRD BANK, N.A. (Tennessee), Franklin, Tennessee ("Fifth Third"), and for MIDFIRST BANK, Oklahoma City, Oklahoma ("MidFirst") (FTBNA, Capital One, U. S. Bank, Regions, Carolina First and JPMorgan collectively, the "Original Banks") (the Original Banks, Fifth Third, National City Bank, and MidFirst collectively, the "Banks" and individually, a "Bank").

Recitals of Fact

Pursuant to that certain Seventh Amended and Restated Pledge and Security Agreement dated as of October 31, 2002 (the "Original Pledge Agreement"), Pledgor pledged a second lien security interest in all of the stock in the Agency Subsidiaries and Affiliated Insurers (as those terms are defined in the Eighth Amended and Restated Loan Agreement dated as of October 31, 2002, as amended, referred to hereafter as the "Loan Agreement") to the Agent for the benefit of the Original Banks as security for all of Pledgor's obligations under the Eighth Amended and Restated Guaranty Agreement dated October 31, 2002 (the "Eighth Guaranty").

Pursuant to that certain First Amendment to Seventh Amended and Restated Pledge and Security Agreement dated as of March 31, 2003 (the "First Amendment"), Pledgor pledged a second lien security interest in all of the stock in the Agency Subsidiaries and Affiliated Insurers (as those terms are defined in the Loan Agreement) to the Agent for the benefit of the Original Banks as security for all of Pledgor's obligations under the Ninth Amended and Restated Guaranty Agreement dated March 31, 2003 (the "Ninth Guaranty").

Pursuant to that certain Second Amendment to Seventh Amended and Restated Pledge and Security Agreement dated as of May 28, 2003 (the "Second Amendment"), Pledgor pledged a second lien security interest in all of the stock in the Agency Subsidiaries and Affiliated Insurers (as those terms are defined in the Loan Agreement) to the Agent for the benefit of the Original Banks and National City Bank as security for all of Pledgor's obligations under the Tenth Amended and Restated Guaranty Agreement dated May 28, 2003 (the "Tenth Guaranty").

Pursuant to that certain Third Amendment to Seventh Amended and Restated Pledge and Security Agreement dated as of June 30, 2003 (the "Third Amendment"), Pledgor pledged a second lien security interest in all of the stock in the Agency Subsidiaries and Affiliated Insurers (as those terms are defined in the Loan Agreement) to the Agent for the benefit of the Banks as security for all of Pledgor's obligations under the Eleventh Amended and Restated Guaranty Agreement dated June 30, 2003 (the "Eleventh Guaranty").

Pursuant to that certain Fourth Amendment to Seventh Amended and Restated Pledge and Security Agreement dated as of November 26, 2003 (the "Fourth Amendment"), Pledgor pledged a second lien security interest in all of the stock of the Agency Subsidiaries and Affiliated Insurers (as those terms are defined in the Loan Agreement) to the Agent for the benefit of the Banks as security for all of Pledgor's obligations under the Twelfth Amended and Restated Guaranty Agreement dated November 26, 2003 (the "Twelfth Guaranty").

Pursuant to that certain Fifth Amendment to Seventh Amended and Restated Pledge and Security Agreement dated as of June 30, 2004 (the "Fifth Amendment"), Pledgor pledged a second lien security interest in all of the stock in the Agency Subsidiaries and Affiliated Insurers (as those terms are defined in the Loan Agreement) to the Agent for the benefit of the Banks as security for all of Pledgor's obligations under the Thirteenth Amended and Restated Guaranty Agreement dated June 30, 2004 (the "Thirteenth Guaranty").

Pursuant to that certain Sixth Amendment to Seventh Amended and Restated Pledge and Security Agreement dated as of December 3, 2004 (the "Sixth Amendment"; the Original Pledge Agreement, as amended, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, and the Sixth Amendment being collectively referred to hereinafter as the "Pledge Agreement"), Pledgor pledged a second lien security interest in all of the stock of the Agency Subsidiaries and Affiliated Insurers (as those terms are defined in the Loan Agreement) to the Agent for the benefit of the Banks as security for all of Pledgor's obligations under the Fourteenth Amended and Restated Guaranty Agreement dated December 3, 2004 (the "Fourteenth Guaranty").

Pledgor has most recently entered into a Fifteenth Amended and Restated Guaranty Agreement dated as of June 30, 2006 (the "Fifteenth Guaranty"). The obligations guarantied by Pledgor and the other Guarantors in the Fifteenth Guaranty are described therein and include the obligations of Direct General Financial Services, Inc., a Tennessee corporation and Direct General Premium Finance Company, a Tennessee corporation (collectively, the “Borrowers”) pursuant to that certain Eighth Amended and Restated Loan Agreement dated as of October 31, 2002, as amended (the “Loan Agreement”).

The Pledgor anticipates entering into the Bear Stearns Facilities (as defined below) as borrower, pursuant to which Pledgor will grant a first priority security interest in all of the stock of the Agency Subsidiaries and Affiliated Insurers (as those terms are defined in the Loan Agreement) to the lenders making such loans.

Pledgor has asked the Banks to enter into a further amendment of the Loan Agreement of even date herewith (the “Ninth Amendment”) in order to permit the Bear Stearns Facilities and to effect certain other amendments. In connection therewith, the Pledgor has requested, and the Banks have agreed, to modify certain terms of the Pledge Agreement as hereinafter set forth, provided that this Amendment shall only become effective on the Effective Date (as defined in Section 3 below).

NOW, THEREFORE, in consideration of the premises as set forth in the Recitals of Fact, the mutual covenants and agreements hereinafter set out, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed by the parties as follows:

Agreements

1.  All capitalized terms used and not defined herein shall have the meaning ascribed to them in the Loan Agreement.

2.  To induce the Banks to enter into this Amendment, the Pledgor does hereby absolutely and unconditionally, certify, represent and warrant to the Banks, and covenants and agrees with the Banks, that:

(a)  All representations and warranties made by the Pledgor in the Loan Agreement, as amended, in the Pledge Agreement, as amended, in the Security Agreement, as amended, and in all other loan documents (all of which are herein sometimes called the "Loan Documents"), are true, correct and complete in all material respects as of the date of this Amendment.

(b)  As of the date hereof and with the execution of this Amendment, there are no existing events, circumstances or conditions which constitute, or would, with the giving of notice, lapse of time, or both, constitute Events of Default.

(c)  There are no existing offsets, defenses or counterclaims to the obligations of the Pledgor, as set forth in the Pledge Agreement, as amended, the Security Agreement, as amended, the Loan Agreement, as amended, or in any other Loan Document executed by the Borrower, in connection with the Loan.

(d)  The Pledgor does not have any existing claim for damages against the Banks arising out of or related to the Loan; and, if and to the extent (if any) that the Borrower has or may have any such existing claim (whether known or unknown), the Borrower does hereby forever release and discharge, in all respects, the Banks with respect to such claim.

(e)  The Loan Documents, as amended by this Amendment, are valid, genuine, enforceable in accordance with their respective terms, and in full force and effect.

3.  As used herein, the following terms shall have the following meanings:

(a) “Bear Stearns Facilities” means, collectively, (i) the term loan facility in an aggregate original principal amount equal to $75,000,000, (ii) the revolving credit facility in an amount of $20,000,000, and (iii) any additional “incremental facility” borrowings up to $20,000,000, which facilities, in the case of clauses (i) and (ii) above, contemplated to be entered into substantially simultaneously with the Merger Transaction, among DGC and a group of lenders led by Bear Stearns Corporate Lending Inc. as Agent, in each case as amended, restated or otherwise modified or refinanced from time to time (such amendment, restatement, modification or refinancing to be made in compliance with the terms of the Intercreditor Agreement as hereinafter defined).

(b) “Merger Transaction” means the merger of Elara Merger Corporation, a wholly owned subsidiary of Elara Holdings, Inc., into Direct General Corporation, which is expected to occur substantially simultaneously with the closing of the Bear Stearns Facilities.

(c) “Effective Date" means the Effective Date of that certain Ninth Amendment to Eighth Amended and Restated Loan Agreement dated as of November 22, 2006.

(d) “Intercreditor Agreement” means the Intercreditor Agreement, dated as of the Effective Date, between the Agent and the collateral agent in respect of the Bear Stearns Facilities, as amended, restated, supplemented or otherwise modified from time to time.

Section 3 of the Pledge Agreement, is hereby amended by adding thereto the following new subsection (c):

“(c) For so long as the Intercreditor Agreement shall be in effect, to the extent the Pledgor is required hereunder to deliver Pledged Collateral to the Agent for purposes of possession and control, and is unable to do so as a result of having previously delivered such Pledged Collateral to the collateral agent for the Bear Stearns Facilities (the “Bear Stearns Agent”) in accordance with the terms of the loan documents governing the Bear Stearns Facilities, the Pledgor’s obligations hereunder with respect to such delivery shall be deemed satisfied by the delivery to the Bear Stearns Agent, acting as a bailee of the Agent pursuant to the terms of the Intercreditor Agreement.”

4.  Section 4(a) and (d) of the Pledge Agreement shall be deleted and the following inserted in lieu thereof:

“(a) The Pledgor is the legal and beneficial owner of the Pledged Collateral free and clear of any lien, security interest or other charge or encumbrance except for (a) the prior, first priority lien granted to the collateral agent for the Bear Stearns Facilities, and (b) the security interest created by this Agreement.”

“(d) This Agreement creates a valid security interest in favor of the Agent, for the benefit of the Banks, in the Pledged Collateral. The taking possession by the Agent of the certificates representing the Pledged Shares and all other certificates, instruments and cash constituting Pledged Collateral from time to time will perfect the Agent's security interest hereunder in the Pledged Collateral securing the Obligations. Except as set forth in this Section 4(d) and Section 3(c) of this Agreement, no action is necessary or desirable to perfect or otherwise protect such security interest.”

5.  Section 5(c) and (g) shall be deleted and the following inserted in lieu thereof:

“(c) at Pledgor’s expense, defend the Agent’s right, title and security interest in and to the Pledged Collateral against the claims of any person or entity other than the Bear Stearns Agent or Agent;”

“(g) not make or consent to any amendment or other modification or waiver with respect to any Pledged Collateral or enter into any agreement or permit to exist any restriction with respect to any Pledged Collateral, other than those governing the Bear Stearns Facilities and the Loan Documents (including this Agreement);”

6.  There shall be added to the Pledge Agreement the following new Section 12:

“12. Intercreditor Agreement. Notwithstanding anything herein to the contrary, the liens and security interest granted to the Agent pursuant to this Agreement, and the exercise of any right or remedy by the Agent hereunder, are subject in all respects to the provisions of the Intercreditor Agreement.”

7.  All terms and provisions of the Pledge Agreement, as heretofore amended, which are inconsistent with the provisions of this Amendment are hereby modified and amended to conform hereto; and, as so modified and amended, the Pledge Agreement is hereby ratified, approved and confirmed. Except as otherwise may be expressly provided herein, this Amendment shall become effective as of the date set forth in the initial paragraph hereof.

8.  All references in all Loan Documents (including, but not limited to, the Pledge Agreement, the Security Agreement, and the Loan Agreement) to the "Pledge Agreement" shall, except as the context may otherwise require, be deemed to constitute references to the Pledge Agreement as amended hereby.

[SEPARATE SIGNATURE PAGES FOLLOW]

SIGNATURE PAGE
TO
EIGHTH AMENDMENT TO
SEVENTH AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

IN WITNESS WHEREOF, the Pledgor, the Banks and the Agent have caused this Amendment to be executed by their duly authorized officers, all as of the day and year first above written.

PLEDGOR:

DIRECT GENERAL CORPORATION,
a Tennessee corporation

By:  /s/ William J. Harter
William J. Harter, Senior Vice-President

BANKS:

   FIRST TENNESSEE BANK NATIONAL
   ASSOCIATION

   By:  /s/ Sam Jenkins

   Title:  Senior Vice President

   CAPITAL ONE, N.A.

   By:  /s/ Janet Rack

   Title: Senior Vice President

   U.S. BANK NATIONAL ASSOCIATION

   By:  /s/ Derek Roudebush

   Title: Vice President

   CAROLINA FIRST BANK

   By:  /s/ Charles Chamberlain

   Title: Executive Vice President

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[SIGNATURE PAGE CONTINUED]

JPMORGAN CHASE BANK, N.A.

By:  /s/ Robert Bond

Title: Senior Vice President

REGIONS BANK

By:  /s/ Nathan Raines

Title: Senior Vice President

NATIONAL CITY BANK OF KENTUCKY

By:  /s/ Kevin Anderson

Title: Senior Vice President

FIFTH THIRD BANK, N.A. (Tennessee)

By:  /s/ Justin Fontenont

Title: Officer

MIDFIRST BANK

By:  /s/ Shawn Brewer

Title: Vice President

AGENT:

FIRST TENNESSEE BANK NATIONAL
ASSOCIATION

By:  /s/ Sam Jenkins

Title: Executive Vice President

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